SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) June 12, 2001
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                            RITE AID CORPORATION
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             (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-5742                  23-1614034
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(State or Other Jurisdiction         (Commission             (IRS Employer
     of Incorporation)                File Number)          Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                          17011
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code           (717) 761-2633
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                                    None
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       (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.

         On June 12, 2001, Rite Aid Corporation ("Rite Aid") issued a press release announcing that it had entered into agreements providing for the private placement of 40.3 million shares of its common stock to select institutional investors for total gross proceeds of $302.4 million (or $7.50 per share) and that it has received commitments for private exchanges of $67.5 million of its 10.5% Senior Secured Notes due 2002 and bank debt for shares of its common stock. The closing of the private placement of the common stock is conditioned on the completion of the refinancing. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         On June 19, 2001, Rite Aid issued a press release announcing that institutional investors who previously agreed to invest $302.4 million in shares of Rite Aid common stock have increased their commitments to $402.4 million, which will result in a total private placement of 53.6 million shares (at $7.50 per share) of common stock when the transactions are completed. The closing of the private placement of the common stock is conditioned on the completion of the refinancing. The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

      (c)         Exhibits.

         99.1     Press Release, dated June 12, 2001

         99.2     Press Release, dated June 19, 2001



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                RITE AID CORPORATION


Dated:   June 21, 2001          By:      /s/ Elliot S. Gerson
                                      ----------------------------------
                                      Name:  Elliot S. Gerson
                                      Title: Senior Executive Vice President
                                             and General Counsel




                               EXHIBIT INDEX


Exhibit No.       Description

99.1              Press Release, dated June 12, 2001

99.2              Press Release, dated June 19, 2001